Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------

Robocom Systems, Inc. ("ROBOCOM" ), 511 Ocean Avenue, Massapequa, New York 11755, USA and Minerva International Holding LTD and its subsidiaries ("Minerva"), Bovis House, Lansdown Road, Cheltenham, GL5O 2JA, United Kingdom, wish to enter into an Agreement whereby Minerva will distribute in the United Kingdom, Ireland, and in other countries as provided for below, Inventory & Warehouse Control Systems Software ("Software") developed by ROBOCOM. This Software is more fully defined in the attached price list, Exhibit l.

Now, therefore, ROBOCOM and Minerva agree this 30 day January of 1996 as follows:

1.   Objective

     Both ROBOCOM and Minerva desire to develop and maintain a profitable long-term, mutually beneficial business relationship whereby Minerva distributes and supports, in the U.K., Ireland, Sweden, Denmark, Norway and Germany. Inventory and Warehouse control Systems Software developed by ROBOCOM.

2.   Terms

     For a period of three years beginning with the date shown below (the "initial period"), Minerva will be the exclusive distributor, on a non-transferable basis, of ROBOCOM Software in the United Kingdom and Ireland, Sweden, Denmark, Norway and Germany, subject to other provisions contained herein. At least one year prior to the end of the initial period, Minerva and ROBOCOM will review the relationship and by mutual agreement identify the conditions under which the relationship will be continued or expanded. If mutual written agreement is not reached, this agreement will automatically terminate upon completion of the initial period. Both parties agree to devote all reasonable efforts to maximize profitable sales during this period.

2.1 In the event Minerva fails to produce $* (USD) in revenues in sales of RIMS.2001 License fees within * years of the Agreement date, Robocom will at its option, be permitted to cancel this Agreement.

3.   Territory

     During the initial period, Minerva will be the exclusive distributor for ROBOCOM in the United Kingdom and Ireland, Sweden, Denmark, Norway and Germany, (the "territory"), subject to exclusions identified herein. Minerva may have access to sell into another distributor territories if the headquarters of the purchasing entity is located in the Territory. In the event another distributor sells to a purchasing entity with headquarters in its exclusive terrirory but with locations in the Territory. such sales will be permitted. On a nonexclusive basis during the initial period, or until such time that a distributer is established in Europe, Minerva may also distribute ROBOCOM's Software elsewhere in Europe. ROBOCOM may agree in the future to grant Minerva long-term rights to distribute ROBOCOM's Software elsewhere in Europe. Orders placed with Minerva from companies headquartered in the Territory may be installed by Minerva at any location in the world.


NOTE: SECTIONS MARKED WITH AN (*) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
      CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.


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

Distributor Agreement                                            December, 1995
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4.   ROBOCOM Obligations

     ROBOCOM will provide standard Software to meet Minerva's customer requirements, as mutually agreed upon in advance by Minerva and ROBOCOM. ROBOCOM will provide application specific custom software, as mutually agreed upon in advance by Minerva and ROBOCOM.

     ROBOCOM will provide to Minerva and its customers error correction support for ROBOCOM software as part of its maintenance program. This service will be provided in a prompt, professional manner. ROBOCOM warrants that the Software works in compliance with Manuals and other ROBOCOM supplied documentation, when the Software is operated in its intended environment and for its intended use.

     ROBOCOM will provide Minerva a single current production DOS and UNIX runtime copy of its Software for demonstration and training purposes only. ROBOCOM will also provide Minerva with three copies of all of its User Documentation, for demonstration and training purposes only.

     ROBOCOM will provide Minerva with up to 2,000 copies (300 initially) of its existing marketing literature initially. After this, additional copies of existing or new literature will be provided at a cost of $1.00 U.S. per set, excluding shipping.

     ROBOCOM will provide new releases of Software in a timely manner and, working with Minerva, will ensure that the Software evolves to meet market needs.

5.   Minerva Obligations

     Minerva represents and warrants that it has the expertise, experience, knowledge of the regional market and financial resources to successfully market, technically support and license the Software in the Territory and to achieve significant market penetration in the Territory.

     Minerva will designate one or more individuals to act as sales and application specialist(s) in the area of warehouse and distribution matters, and to professionally present ROBOCOM's Software to interested parties. At its own expense, Minerva will have this specialist(s) spend at least two weeks per year at ROBOCOM's United States office for formal and informal training. The location may be changed by mutual written agreement. Initial training will take place within 90 days of the signing of this agreement.

     Minerva will devote its best efforts to maximizing profitable sales of ROBOCOM's Software in the Territory. This will include undertaking of formal marketing and sales programs, including direct mailing, seminars, and individual, in person presentations to prospective customers. Within 90 days from the signing of this agreement, Minerva will submit to ROBOCOM a detailed marketing plan, describing how Minerva intends to market ROBOCOM's Software, and the resources Minerva will devote to this effort.

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

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------

     Minerva will prepare its own price and technical proposals for prospective customers. For customers requiring services other than or in addition to ROBOCOM's standard Software, ROBOCOM will not be bound by the provisions of Minerva's proposal except by prior written agreement. Minerva will require that all customers for R080COM's Software sign a Software License Agreement identical to that shown in Exhibit 2, and that they comply with other reasonable conditions to protect ROBOCOM'S interests.

     Minerva will provide initial technical support for its customers using ROBOCOM software.

     Minerva will maintain proper accounting records, and allow reasonable inspection by ROBOCOM, to verify amounts payable to ROBOCOM. ROBOCOM will have the right, at any time, and at ROBOCOM'S expense, to appoint an independent auditor to verify that Minerva has not violated any portions of this agreement. If an independent auditor is appointed by ROBOCOM for this purpose, Minerva will provide said auditor with access to its records during normal business hours.

6.   Joint Obligations

     ROBOCOM and Minerva will work together to make sure ROBOCOM's software evolves to meet market needs in the Territory, and so that both parties keep current on market development activities in these areas.

7.   Source Code/Confidential Information

     ROBOCOM will supply source Code to Minerva only after the following training has been successfully completed:

     a. At Minerva's expense, at least one (1) Technical Consultant from Minerva will undergo formal training on ROBOCOM's products for an appropriate period. This training will be repeated for one or more Minerva employees should the individual(s) previously trained leave the employ of Minerva.

     b. At Minerva's expense, at least one (1) Technical Specialist from Minerva (experienced PROGRESS Programmers with extensive UNIX and DOS knowledge) will undergo formal training on ROBOCOM's products. This training will be repeated for one or more Minerva employees should the individual(s) previously trained leave the employ of Minerva.

     Minerva acknowledges that ROBOCOM has advised it that the Software and related documentation are valuable proprietary information and trade secrets of ROBOCOM and that the Software (including, but not limited to, the design, programming techniques, flow charts, source code and documentation thereof) is confidential information disclosed to Minerva to be used only as expressly permitted by the terms of this Agreement, whether or not any portion thereof is or may be validly copyrighted or patented. Minerva will take all reasonable steps to protect the software on magnetic tape or disk or in any other form of disclosure by using the same standard

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

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------

     of care Minerva uses to protect its own confidential information of a similar nature. Minerva agrees that it Will require all those individuals having access to the Software under this Agreement to execute a written Confidentiality Agreement identical to that shown in Exhibit 3.

     Minerva further acknowledges that, in the event of an actual or threatened violation of the foregoing provision of which Minerva has actual knowledge, Minerva will take immediate steps to stop such threatened violation; that ROBOCOM may not have an adequate monetary remedy and will be entitled to such injunctive relief as may be deemed proper by a court of competent jurisdiction, in addition to any other available remedies. The provisions of the Section 8 will survive the termination of this Agreement.

     ROBOCOM agrees that Minerva's obligation to keep confidential any data will not apply to any information or data which: (1) is or becomes publicly known through no wrongful act of Minerva (2) is known to Minerva at the time of disclosure; (3) is rightfully received by Minerva from a third party without breach of this Agreement; (4) is furnished to a third parry by ROBOCOM without a similar restriction on the third party's rights; (5) is approved for release by authorization from ROBOCOM; or (6) is disclosed pursuant to the lawful requirement or request of a Governmental Agency or disclosure is permitted by operation of law, provided that Minerva has given prior notice to ROBOCOM and has made a reasonable attempt to obtain a protective order limiting disclosure and use of the information so disclosed.

8.   Inventions

     Any modifications, changes, or improvements made by Minerva to ROBOCOM's Software will be the sole and exclusive property of ROBOCOM, and will promptly be provided to ROBOCOM. ROBOCOM will have the right to review at functional design stage: and to review and test code to ensure compatibility with RIMS. In the event the change is incorporated into RIMS as part of the standard package, it will then be available for resale through all channels. In the event it is not incorporated, then for so long as this Agreement is in effect, Minerva will have the right to use and/or sell, subject to the terms of this agreement, such modifications, changes, or improvements, without payment of royalties to ROBOCOM. Maintenance will be the responsibility of Minerva on all changes not incorporated into the standard RIMS product.

9.   Termination

     This Agreement will automatically terminate three years from the date shown below unless extended in its current or modified form by mutual written agreement or subject to the conditions established in Paragraph 2.1.

     This Agreement may be terminated at any time by mutual written Agreement.

     This agreement will terminate if either party defaults in its obligations and fails to cure such default within 30 days after receiving written notice from the other party identifying the default.

     This Agreement will terminate immediately if Minerva sells, attempts to sell, agrees to sell, or


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

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------

     attempts to develop any products meaning Inventory and Warehouse Control Systems Software competing with those provided by ROBOCOM

     If termination is a result of a default by Minerva, Minerva will immediately return to ROBOCOM all Software, Manuals, and other documentation, and all copies of same, provided to it by ROBOCOM, otherwise Minerva may keep all software, manuals and other documentation in its possession for a period of 36 months with the sole purpose of supporting its existing customers or until such a time as alternative support arrangements can be made satisfactory to both parties.


10.  Fees and Payment: Maintenance Payment

     Beginning with the first system installed, for ROBOCOM Standard Software sold to Minerva customers headquartered in the Territory, or elsewhere in Europe (as long as the right to distribute ROBOCOM's Software in Europe has not been revoked), for which Minerva takes primary installation and support responsibility, Minerva will charge customers the list prices and pay ROBOCOM an amount equal to *% of the current list prices (shown on the attached price list, Exhibit 1) or *% of a mutually agreed discounted price which is commercially satisfactory to both ROBOCOM and Minerva, for their modules purchased and installed. Should Minerva for any reason decline to take primary installation and/or support responsibility for any systems installed, Minerva and ROBOCOM will negotiate in advance an equitable increase in the amount due ROBOCOM.

     For ROBOCOM Standard Application Software sold to Minerva customers headquartered in the Territory, or elsewhere in Europe (as long as the right to distribute ROBOCOM's Software in Europe has not been revoked), but installed in the United States, Canada, or Mexico, ROBOCOM will retain responsibility for installation and support. For these installations, Minerva will pay an amount equal to *% of the then current list prices.

     Ongoing Annual Maintenance Plan fees, computed at *% of the first site list price for Standard Application Software and all custom Software provided by ROBOCOM, will be split equally between the two parties, as long as Minerva continues to support the customer directly. If ROBOCOM provides direct customer support, it will receive *% of the maintenance fee.


     Amounts to ROBOCOM, except for annual maintenance fees, will be paid by Minerva at the end of the month following the month in which the Software was installed. Annual maintenance fees will be to ROBOCOM at the end of the second month following the month in which the Software was installed.

     All transactions between Minerva and ROBOCOM will be in US dollars.

     The attached price list may be modified by ROBOCOM at any time, with 90 days advance notice to Minerva. ROBOCOM agrees that, for the initial three-year term of this agreement, the prices for its standard application software in the Territory will be adjusted prorata to U.S. pricing.

     * OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. FILED SEPARATELY WITH THE COMMISSION.

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

Distributor Agreement                                            December, 1995
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     By mutual written agreement, ROBOCOM and Minerva may modify the pricing conditions on a case-by-case basis.

     ROBOCOM agrees that, for the initial three year terms of this Agreement, customer maintenance charges will be contained with RPI + 5% of the maintenance costs in the country of installation.

11.  Governing Law

     This Agreement will be governed exclusively by, and construed in accordance with, the laws of the State of New York USA.

12.  Independent Businesses

     Minerva and ROBOCOM are independent businesses and will in no way claim otherwise or incur liabilities except on their own account. It is understood and agreed that ROBOCOM and Minerva will not in any event be liable for any obligations, expenses, or damages of any nature whatsoever incurred by the other party or for any claim made against the other party on account of any services performed by it or by those for whom the other party may be in law responsible and that this Agreement supersedes all previous Agreements and arrangements between ROBOCOM and Minerva.

13.  Modifications

     No revision or modification hereof will be effective unless it is in writing and signed by both parties.

14.  Indemnity Clause

     ROBOCOM will protect and save harmless and defend at its own expense Minerva from and against any and all claims of infringements of patents, trade marks or industrial designs copyrights or other property rights affecting the Products. Minerva agrees to give ROBOCOM prompt notice of any such claim that is made against Minerva and will give ROBOCOM such assistance and information as ROBOCOM may reasonably require. In the event that any such infringement occurs or may occur, ROBOCOM may:

     1. Procure for Minerva the right to continue to use the Software or infringing part thereof; or

     2. Modify or amend the Software or infringing part thereof so that it becomes non-infringing; or

     3. Replace the Software or infringing part thereof by other software of similar acceptable capability; or

     4. Pay Minerva compensation relating to the whole or infringing part of the Software as appropriate so that it may reimburse and settle any corresponding claims put upon it by

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

Distributor Agreement                                            December, 1995
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          third parties.

     5. The conditions of the indemnity clause identified herein apply only to ROBOCOM's supplied RIMS applications code.

15.  Notices

     All notices hereunder will be in writing and will be deemed to have been given and received when delivered in person or by registered or certified mail, return receipt requested, postage prepaid, as follows:

     If to Minerva:

     Minerva International Holding LTD
     Bovis House
     Lansdown Road
     Cheltenham
     Gloucestershire
     GL502JA
     England
     Attention: Company Secretary

     If to ROBOCOM:

     ROBOCOM Systems, Inc.
     511 Ocean Avenue
     Massapequa
     New York
     11758
     USA
     Attn: Company Secretary

16.  No Assignment

     Minerva may not assign any rights or delegate any duties under this Agreement without ROBOCOM's prior written consent, and any attempt to do so without consent will be void.

17.  Forum for Dispute

     The parties agree to seek to resolve any dispute arising under this Agreement pursuant to good faith business negotiations. In the event of a dispute, the aggrieved party will promptly identify in writing the nature of the outstanding dispute in sufficient detail as to allow the other party to respond to the dispute. Each party agrees to set times and places to meet and communicate their concerns and to propose resolutions to their dispute. These meetings may take place by



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

Distributor Agreement                                            December, 1995
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     telephone, by video conference, or face-to-face. The parties agree to hold not fewer than two meetings, and to meet for at least a total of four hours to discuss their respective positions and to explore a business resolution of their dispute. The parties agree to exchange offers in writing upon conclusion of their meetings. Such good-faith procedures will be a condition precedent to any litigation of the dispute.

18.  Force Majeure

     Neither party will be liable to the other or be deemed in breach of any obligation hereunder if its performance is prevented or delayed by any strike, labor difficulty, riot, storm, act of government, fire, act of God, material shortage, or any other cause, whether similar or dissimilar, beyond the reasonable control of such party or its supplier, provided that such party gives the other party prompt written notice of such condition and uses its best efforts to resume performance as soon as the condition has abated.

IN WITNESS WHEREOF, the parties hereunto have signed this Agreement this 30 day of January 1996.


Minerva International Holdings LTD           ROBOCOM Systems, Inc.


       /s/ D. WHITFIELD                               /s/ LARRY KLEIN
----------------------------------           -----------------------------------
            Signature                                    Signature


          David Whitfield                               Larry Klein
----------------------------------           -----------------------------------
            Typed Name                                  Typed Name


             Director                             Executive Vice President
----------------------------------           -----------------------------------
               Title                                       Title


                                     * * *

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Robocom Systems Inc. & Minerva International Holdings LTD                Page 8

Distributor Agreement                                            December, 1995
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                                   EXHIBIT ONE















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

Distributor Agreement                                            December, 1995
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                       International RIMS(C) Pricing, 1996

                                    RIMS.2001(C)



                        International RIMS Pricing, 1996
                                  RIMS.2001(C)

USERS                          SITE ONE (1)                 SITE TWO (2) and up
-----                          ------------                 -------------------
16                                $*                            $*
24                                 *                             *
32                                 *                             *
64                                 *                             *
64+                                *                             *

Users defined as the total number of Fixed Terminals and RF Terminals.

Client Server to be announced.


*


All License Fee Transactions will be at 1.5 Dollars ($) per Pound ((pound)) Sterling, until such time the exchange rates vary (plus or minus) by ten percent (10%). At such time a new transaction rate will be established.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. FILED SEPARATELY WITH THE COMMISSION.


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

Distributor Agreement                                            December, 1995
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                                  EXHIBIT TWO
















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

Distributor Agreement                                            December, 1995
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Date: December 21, 1995

                            COMPUTER PROGRAM END-USER

                                LICENSE AGREEMENT

                        (Nonexclusive; Object Code Only)

                                     between

ROBOCOM SYSTEMS INC. (Licensor) of 511 Ocean Avenue, Massapequa, NY 11758 and Minerva International Holding LTD (Licensee) of Bovis House, Lansdown Road, Cheltenham, Gl502JA, England.

LICENSOR'S PROGRAM IS COPYRIGHTED AND LICENSED (NOT SOLD). LICENSOR DOES NOT SELL OR TRANSFER TITLE TO THE LICENSED PROGRAM TO YOU. YOUR LICENSE OF THE LICENSED PROGRAM WILL COMMENCE UPON EXECUTION OF THIS AGREEMENT BY BOTH PARTIES AS EVIDENCED BY AUTHORIZED SIGNATURES BEING AFFIXED.

1.   License.

     In consideration of the payment of the license fees set forth herein, Licensor grants you a nonexclusive license to use the package of computer programs and data in machine-readable form and related materials, including documentation and listings, identified in Appendix A, Paragraph 1 which together constitute the "Licensed Program," subject to the following terms and conditions.

2.   Scope of Rights.

     You may:

     a. Install the Licensed Program in your own facility at the location specified in Appendix A;

     b. Use and execute the Licensed Program on the computer specified by type/model and serial (or plant number) in Appendix A for purposes of serving the internal needs of your business:

     c. In support of your authorized use of the Licensed Program, store the Licensed Program's machine-readable instructions or data in, transmit it through, and display it on machines associated with the specified computer; and

     d. Make copies of the Program in machine-readable, object code form, for nonproductive backup purposes only, provided that Licensors proprietary legend is included.



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

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------


3.   Fees and Payments.

     The license fee for the Licensed Program is specified in Appendix A. Total contract value including hardware, software and terms of payment are specified in Appendix B.

     You are solely responsible for payment of any taxes (including sales or use taxes, intangible taxes, and property taxes) resulting from your acceptance of this license and your possession and use of the Licensed Program, exclusive of taxes based on Licensor's income. Licensor reserves the right to have you pay any such taxes as they fall due to Licensor for remittance to the appropriate authority. You agree to hold harmless Licensor from all claims and liability arising from your failure to report or pay such taxes, exclusive of both taxes based on Licensor's income and any occupational and business license taxes imposed by Delaware law on the Licensor.

4.   Support.

     Licensor shall support the Licensed Program in the manner specified in Appendix A. However, Licensor offers support only for the two most current version of the Licensed Program issued by Licensor from time to time, so you must make sure to obtain and substitute or incorporate all new releases or fixes issued by Licensor pursuant to its warranty and support programs.

5.   Your Responsibilities.

     You are responsible for selecting an operator who is qualified to operate the Licensed Program on your own equipment and is familiar with the information, calculations, and reports that serve as input and output of the Licensed Program. Licensor reserves the right to refuse assistance or to charge additional fees if an operator seeks assistance with respect to such basic background information or any other matters not directly relating to the operation of the Licensed Program.

     The Licensed Program is designed for use with the peripheral equipment and accessories. Except as agreed otherwise in writing, Licensor assumes no responsibility under this Agreement for obtaining or providing such equipment. You are also responsible for ensuring a proper environment and proper utilities for the computer system on which the Licensed Program will operate, including an uninterrupted power supply.

     Except as agreed otherwise in writing, Licensor assumes no responsibility under this Agreement for converting your data files for use with the Licensed Program.

6.   Proprietary Protection and Restrictions.

     Licensor shall have sole and exclusive ownership of all right, title, and interest in and to the Licensed Program and all modifications and enhancements thereof (including ownership of all trade secrets and copyrights pertaining thereto), subject only to the rights and privileges expressly granted to you herein by Licensor. This Agreement does not provide you with title or ownership of the Licensed Program, but only a right of limited use. You must keep the Licensed Program free and clear of all claims, liens, and encumbrances.

     You may not use, copy, modify, or distribute the Licensed Program (electronically or otherwise), or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized by Licensor. You may not reverse assemble, reverse compile, or otherwise translate the Licensed


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

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------

     Program. Your rights may not be transferred, leased, assigned, or sublicensed except for a transfer of the Licensed Program in its entirety to (1) a successor in interest of your entire business who assumes the obligations of this Agreement or (2) any other party who is reasonably acceptable to Licensor, enters into a substitute version of this Agreement, and pays an administrative fee intended to cover attendant costs. No service bureau work multiple-user license, or time-sharing arrangement is permitted, except as expressly authorized by Licensor. You may not install the Licensed Program in any other computer system or use it at any other location without Licensors express authorization obtained in advance (which will not be unreasonably withheld); provided that you may transfer the Licensed Program, to another computer temporarily if the computer specified is inoperable.

     If you use, copy, or modify the Licensed Program or if you transfer possession of any copy, adaptation, transcription, or merged portion of the Licensed Program to any other party in any way not expressly authorized by Licensor, your license is automatically terminated.

     You hereby authorize Licensor to enter your premises in order to inspect the Licensed Program in any reasonable manner during regular business hours to verify your compliance with the terms hereof.

     You acknowledge that, in the event of your breach of any of the foregoing provisions, Licensor will not have an adequate remedy in money or damages. Licensor shall therefore be entitled to obtain an injunction against such breach from any court of competent jurisdiction immediately upon request. Licensor's right to obtain injunctive relief shall not limit its right to seek further remedies.

     If a third party claims that the Licensed Program infringes its patent, copyright, or trade secret, or any similar intellectual property right, Licensor will defend you against that claim at Licensor's expense and pay all damages that a court finally awards, provided that you promptly notify Licensor in writing of the claim, and allow Licensor to control, and cooperate with Licensor in, the defense or any related settlement negotiations. If such a claim is made or appears possible, you agree to permit Licensor to enable you to continue to use the Licensed Programs, or to modify or replace them. If Licensor determines that none of these alternatives is reasonably available, you agree to return the Licensed Program on Licensor's written request, and you will then receive a credit equal to your net book value for the Licensed Program determined in accordance with generally accepted accounting principles. However, Licensor has no obligation for any claim based on your modification of the Licensed Program or its combination, operation, or use with any product, data, or apparatus not specified or provided by Licensor, provided that such claim solely and necessarily is based on such combination, operation, or use and such claim would be avoided by combination, operation, or use with products, data, or apparatus specified or provided by Licensor. THIS PARAGRAPH STATES LICENSOR'S ENTIRE OBLIGATION TO YOU WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

7.   Limited Warranty and Limitation of Liability.

     Licensor warrants, for your benefit alone, that the Licensed Program conforms in all material respects to the USER MANUALS for the current version of the Licensed Program set forth.



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

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------


     This warranty is expressly conditioned on your observance of the operating, security, and data-control procedures set forth in the User's Manual included with the Licensed Program. This warrantee is granted by the Licensor to the Licensee for a period of ninety (90) days after acceptance by the Licensee.

     Licensor is not responsible for obsolescence of the Licensed Program that may result from changes in your requirements. The foregoing warranty shall apply only to the most current version of the Licensed Program issued by Licensor from time to time. Licensor assumes no responsibility for the use of superseded, outdated, or uncorrected versions of the Licensed Program.

     As your exclusive remedy for any material defect in the Licensed Program for which Licensor is responsible, Licensor shall attempt through reasonable effort to correct or cure any reproducible defect by issuing corrected instructions, a restriction, or a bypass. Licensor shall not be obligated to correct, cure, or otherwise remedy any nonconformity or defect in the Licensed Program if you have made any changes whatsoever to the Licensed Program, if the Licensed Program has been misused or damaged in any respect, or if you have not reported to Licensor the existence and nature of such nonconformity or defect promptly upon discovery thereof.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS, AND WARRANTIES WITH RESPECT TO THE LICENSED PROGRAM, INCLUDING ITS CONDITION, ITS CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, ANY NEGLIGENCE, AND ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

The cumulative liability of Licensor to you for all claims relating to the Licensed Program and this Agreement, including any cause of action sounding in contract, tort, or strict liability, shall not exceed the total amount of all license fees paid to Licensor hereunder. This limitation of liability is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective. This limitation of liability shall not apply to the indemnification provided in Section 6 hereof. Licensor shall have no liability for loss of data or documentation, it being understood that you are responsible for reasonable backup precautions.

In no event shall Licensor be liable for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against you, even if Licensor has been advised of the possibility of such claims or demands. This limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective.

8.   Term of Agreement; Termination.

     Your license of the Licensed Program shall become effective upon delivery of the Licensed Program to you and shall continue indefinitely, unless sooner terminated as provided herein.

     Upon termination of this Agreement, all rights granted to you will terminate and revert to Licensor. Promptly upon termination of this Agreement for any reason or upon discontinuance or



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Robocom Systems Inc. & Minerva International Holdings LTD                Page 15

Distributor Agreement                                            December, 1995
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     abandonment of your possession or use of the Licensed Program, you must return or destroy, as requested by Licensor, all copies of the Licensed Program in your possession (whether modified or unmodified), and all other materials pertaining to the Licensed Program (including all copies thereof). You agree to certify your compliance with such restriction upon Licensor's request.

9.   Miscellaneous.

     This Agreement shall be governed by ant construed in accordance with the laws of the State of New York.

     No modification of this Agreement shall be binding unless it is in writing and is signed by an authorized representative of the party against whom enforcement of the modification is sought.

     Any notices required or permitted under this Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, with proper postage affixed.

     In the event that any of the terms of this Agreement is or becomes or is declared to be invalid or void by any court or tribunal of competent jurisdiction, such term or terms shall be null and void and shall be deemed severed from this Agreement and all the remaining terms of this Agreement shall remain in full force and effect.

THIS AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF LICENSOR'S OBLIGATIONS AND RESPONSIBILITIES TO YOU AND SUPERSEDES ANY OTHER PROPOSAL, REPRESENTATION, OR OTHER COMMUNICATION BY OR ON BEHALF OF LICENSOR RELATING TO THE SUBJECT MATTER HEREOF.

Accepted and Approved:

Robocom Systems Inc.                       Minerva International Holding, LTD

By: _____________________________          By: _____________________________

Title: __________________________          Title ___________________________

Date: ___________________________          Date: ___________________________




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Robocom Systems Inc. & Minerva International Holdings LTD                Page 16

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------

                                 EXHIBIT THREE














--------------------------------------------------------------------------------
Robocom Systems Inc. & Minerva International Holdings LTD                Page 17

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------


                            CONFIDENTIALITY AGREEMENT

                                  BETWEEN FIRMS

     AGREEMENT and acknowledgment between ROBOCOM Systems Inc. (Company), and Minerva International Holdings LTD.

     Whereas, the Company agrees to furnish the undersigned certain confidential information relating to the affairs of the Company for purposes of: The marketing of RIMS(R) in the United Kingdom, Ireland, Sweden, Denmark, Norway and Germany.

     Whereas, the undersigned agrees to review, examine, inspect or obtain such information only for the purposes described above, and to otherwise hold such information confidential pursuant to the terms of this agreement,

     BE IT KNOWN, that the Company has or shall furnish to the undersigned certain confidential information, as set forth on attached list, and may further allow the undersigned the right to inspect the business of the Company and/or interview employees or representatives of the Company, all on the following conditions:

1. The undersigned agrees to hold all confidential or proprietary information or trade secrets ("information") in trust and confidence and agrees that it shall be used only for the contemplated purpose, and shall not be used for any other purpose or disclosed to any third party.

2.   No copies will be made or retained of any written information supplied.

3. At the conclusion of our discussions, or upon demand by the Company, all information, including written notes, photographs, memoranda, or notes taken by you shall be returned to us.

4. This information shall not be disclosed to any employee or consultant unless they agree to execute and be bound by the terms of this agreement.



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Agreement Between:                                                      Page 18
Minerva International Holdings LTD and ROBOCOM Systems, Inc.
December, 1995

Distributor Agreement                                            December, 1995
--------------------------------------------------------------------------------


5. It is understood that the undersigned shall have no obligation with respect to any information known by the undersigned or generally known within the industry prior to date of this agreement, or becomes common knowledge within the industry thereafter.

     Agreed and Accepted:                   Agreed and Accepted:
     ROBOCOM Systems Inc.                   Minerva International Holdings LTD


     _______________________________        __________________________________
            Signature                                 Signature

     by: Lawrence Klein                     by: David Whitfield

     Title :Executive Vice President        Title: ___________________________

     Date: _________________________        Date: ____________________________


                                  ***********

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Agreement Between:                                                      Page 19
Minerva International Holdings LTD and ROBOCOM Systems, Inc.
December, 1995